EXHIBIT 10.30

LOAN DOCUMENT AMENDMENT

This Loan Document Amendment (this “Amendment”) is entered into this 23r d day of May, 2013, (the “Effective Date”), by and among RRE WESTHOLLOW HOLDINGS, LLC, a Delaware limited liability company (“Westhollow”), RRE BRISTOL HOLDINGS, LLC, a Delaware limited liability company (“Bristol”), RESOURCE REAL ESTATE OPPORTUNITY OP, LP, a Delaware limited partnership (“Opportunity OP” and together with Westhollow and Bristol, collectively, the “Original Borrowers” and individually an “Original Borrower”), RESOURCE REAL ESTATE OPPORTUNITY REIT, INC., a Maryland corporation (“Guarantor”) and BANK OF AMERICA, N.A., a national banking association (“Lender”).

Recitals

A. Opportunity OP, as maker, executed and delivered to Lender that certain Promissory Note dated December 2, 2011 in the original principal sum of Twenty Five Million and No/100 Dollars ($25,000,000.00) (the “Original Note”), pursuant to that certain Loan Agreement dated December 2, 2011 and executed and delivered by and between Opportunity OP and Lender (the “Original Loan Agreement”) all in connection with a loan (the “Loan”) made by Lender to Opportunity OP pursuant to the Original Loan Agreement and as evidenced by the Original Note.

B. Resource Real Estate Opportunity REIT, Inc., a Maryland corporation (“Guarantor”) executed and delivered that certain Guaranty Agreement dated December 2, 2011 (the “Guaranty”) pursuant to the Original Loan Agreement.

C. RRE Crestwood Holdings, LLC, a Delaware limited liability company (“Crestwood”), Westhollow and Opportunity OP (collectively, the “First Allonge Borrowers”) requested and Lender agreed to and approved an Advance (as defined in the Original Loan Agreement) of proceeds of the Loan under and pursuant to the terms of the Original Loan Agreement and in connection therewith, the First Allonge Borrowers and Lender executed and delivered that certain First Allonge to Promissory Note, dated January 31, 2012 (the “First Allonge”), and that certain Property Addition Amendment, dated January 31, 2012 (the “First Addition”). Additionally, each of the First Allonge Borrowers executed and delivered certain other documents, instruments and agreements with respect to the First Allonge and the First Addition, pursuant to the terms of the Original Loan Agreement (the First Allonge, First Addition and the other documents, instruments and agreements being hereafter referred to collectively as the “First Allonge Documents”).

D. Bristol and the First Allonge Borrowers requested and Lender agreed to and approved an additional Advance of proceeds of the Loan under and pursuant to the terms of the Original Loan Agreement and in connection therewith, the Original Borrowers, Crestwood and Lender executed and delivered that certain Second Allonge to Promissory Note, dated June 5, 2012 but with an effective date of June 11, 2012 (the “Second Allonge”) and that certain Property Addition Amendment, dated June 5, 2012 but with an effective date of June 11, 2012 (the “Second Addition”). Additionally, each of the Original Borrowers and Crestwood executed and delivered certain other documents, instruments and agreements with respect to the Second Allonge and the Second Addition, pursuant to the terms of the Original Loan Agreement (the Second Allonge, Second Addition and the other documents, instruments and agreements being hereafter referred to collectively as the “Second Allonge Documents”)

E. Crestwood and the Crestwood Property (as defined the First Addition) were released as a Borrower under the Loan Documents and the Collateral Pool, respectively, pursuant to the terms and conditions of that certain Collateral Pool Release Agreement dated April 30, 2013 by and among Crestwood, the Original Borrowers and Lender.

F. In connection with the First Allonge, First Addition and the other First Allonge Documents and the Second Allonge, Second Addition and Second Allonge Documents, Guarantor either joined in, consented to or is a party to each and all of the same.

G. The Original Borrowers and Guarantor have requested and Lender has agreed to amend and modify certain terms, covenants, conditions and agreements of the Original Loan Agreement, as amended by the First Addition and the Second Addition, and in connection therewith, (i) the Original Borrowers have this date executed and delivered that certain Amended and Restated Promissory Note (the “Amended and Restated Note” and together with this Amendment, collectively, the “Amendment Documents”) whereby the principal amount of Loan is increased from $25,000,000 to $50,000,000 and is otherwise amended and restated as set forth therein and (ii) the Original Borrowers, Guarantor and Lender have executed this Amendment.

H. The Original Loan Agreement, as modified or amended by any or all of the First Allonge Documents and/or the Second Allonge Documents, as the same may from time to time be amended, modified, extended, renewed, replaced, supplemented, substituted and/or restated, is hereinafter collectively referred to as the “Loan Agreement”.

Agreement

NOW THEREFORE, in consideration of the forgoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Recitals and Defined Terms. The recitals set forth in the beginning of this Amendment are hereby incorporated into this Amendment and all matters set forth therein are hereby agreed to be true and accurate in all respects. Capitalized terms used herein and not otherwise defined will have the meanings given such terms in the Loan Agreement.

2. Amendment to Loan Agreement.

2.1 Article II Terms of the Loan of the Loan Agreement is hereby deleted in its entirety and the following is substituted for and in its place:

“Article II

Terms of the Loan.

Section 2.1.	The Loan.

(a) (i) Lender hereby establishes for the benefit of Borrower, a credit facility up to the Loan Amount. Subject to all of the terms, covenants and conditions of this Agreement, Lender agrees, from time to time until the Maturity Date (as the same may be extended pursuant to Section 1A and Section 1B of the Note), to make incremental advances of proceeds of the Loan (each of which being referred to as an “Advance”) to a Borrower with respect to such Eligible Property owned by such Borrower and which is a part of the Collateral Pool. In no event, at any time, shall the aggregate amount of any and all Advances outstanding under this facility, exceed the Loan Amount or exceed any other limitation set forth in this Agreement. Interest shall accrue and be payable in arrears on Advances but only for the period of time outstanding. Notwithstanding anything to the contrary in this Agreement, no Advances shall be made except in connection with, allocated to and secured by a specific Eligible Property which is part of the Collateral Pool and then only in accordance with all of the terms, covenants, conditions and requirements of this Agreement.

(ii) The Loan is a revolving credit facility whereby principal sums repaid from time to time may be re-borrowed subject to all of the terms, covenants, conditions and requirements of this Agreement as to a re-borrowing specifically and as to Advances generally.

(iii) Borrower acknowledges that each Advance shall be allocated to a specific Eligible Property which is part of the Collateral Pool and the amount of each Advance shall be credited against the Available Funds allocated to such Eligible Property. Likewise, any repayment of any amount of the outstanding principal amount of the Loan shall be allocated to a specific Eligible Property which is part of the Collateral Pool and the amount of such allocated repayment shall be added to the Available Funds allocated to such Eligible Property, thereby increasing the same. In no event, at any time, shall the aggregate amount of any and all Advances allocated to a specific Eligible Property which is part of the Collateral Pool and outstanding under this facility, exceed, as to such specific Eligible Property, the limitations set forth in this Agreement as to the maximum amount to be Advanced for and allocated to any specific Eligible Property. No re-borrowing Advance of proceeds will be made as to any Eligible Property which is released pursuant to Section 8.20 below. No re-borrowing, individually or in the aggregate, as to a specific Eligible Property which is part of the Collateral Pool, shall exceed the Available Funds for such Eligible Property which is part of the Collateral Pool. A request for a re-borrowing by the Borrower which is the owner of the Eligible Property which is part of the Collateral Pool and to which such payment and re-borrowing pertain, shall submit a draw request pursuant to Section 2.2 and any such requested re-borrowing Advance and such Eligible Property to which the same pertains must, on a current basis, meet and satisfy, as determined by Lender, all of the conditions under and pursuant to this Agreement for an initial Advance made for and with respect to such Eligible Property which is part of the Collateral Pool.

(iv) At any time that (A) an Eligible Property is added to the Collateral Pool, (B) an Advance is made, (C) any principal repayment of the outstanding principal amount of the Loan is made and/or (D) there is an increase in the maximum amount of all Advances that can be made with respect to an Eligible Property which is part of the Collateral Pool pursuant to Section 2.1(d) below, Borrower shall deliver to Lender, a certificate, in the form attached hereto as Schedule 2.1, specifying (1) the Eligible Property that is part of the Collateral Pool and to which such Advance or principal repayment is to be allocated; (2) the amount of such Advance or principal repayment, as the case may be; (3) the amount of all outstanding Advances allocated to such Eligible Property (before such Advance or application of such principal repayment, as the case may be); (4) the amount of the Available Funds for such Eligible Property (before and after the Advance or application of such repayment, as applicable); (5) the principal outstanding and allocated to the other Eligible Properties which are part of the Collateral Pool, if any; (6) the amount of the Available Funds, if any, allocated to the other Eligible Properties which are part of the Collateral Pool and (7) the increased maximum amount of all Advances allocated to such Eligible Property pursuant to Section 2.1(d) and Available Funds as a result thereof, if applicable (the “Collateral Pool Certificate”). Such Collateral Pool Certificate shall be signed by all of the Borrowers. In addition to the Collateral Pool Certificate, a Borrower seeking an Advance shall submit to Lender a written draw request for such Advance, in a specific amount, and a written authorization and instructions for the funding of the same to the Borrower.

(b) Subject to the terms, covenants and conditions of this Agreement, from time to time upon the written request of Borrower, Lender shall make an Advance to or for the benefit of a

Borrower which is the owner of an Eligible Property added to the Collateral Pool, provided however, Borrower and Lender agree that the proceeds of the Loan advanced to or for the benefit of such Borrower, net of closing costs approved by Lender, will be advanced directly to such owning Borrower (or, from time to time, through a title company for the benefit of one or more Borrowers) for and with respect to the Eligible Property owned by such Borrower, in such amount as meets the requirements of, but do not exceed the limitations set forth in, this Agreement.

(c) Except as permitted pursuant to Section 2.1(d) below, in no event shall the aggregate amount of Loan proceeds advanced and outstanding and allocated to a specific Eligible Property which is part of the Collateral Pool, at the time of the making of an Advance with respect to such Eligible Property (inclusive of the Advance to be made), exceed the lesser of (i) a Loan-to-Acquisition Cost Ratio (as hereinafter defined in Section 2.1(e)) of not more than 50% and (ii) a Loan-to-Value Ratio (as hereinafter defined in Section 2.1(e)) of not more than 50%. In no event shall the aggregate outstanding amount of all Advances allocated to any individual Eligible Property which is part of the Collateral Pool, at any time during the term of the Loan, exceed $20,000,000.00 unless otherwise approved by Lender in its sole and absolute discretion.

(d) Upon the request of Opportunity OP or the Borrower which owns the specific Eligible Property which is part of the Collateral Pool and to which this Section 2.1(d) pertains, Lender will, one-time only as to such Eligible Property, increase the Available Funds allocated to such Eligible Property provided (i) the conditions set forth below and defined as the “Increase Conditions” are satisfied, as determined by Lender in the exercise of its sole discretion and (ii) the maximum amount of Loan proceeds which may be advanced with respect to such Eligible Property shall not exceed the lesser of (A) a Loan-to-Value Ratio of 60% determined as of the date of the request on a current basis, (B) a Loan-to-In Place Cost Ratio (as hereinafter defined in Section 2.1(e)) of 60% and (C) $20,000,000.00 unless otherwise approved by Lender in its sole and absolute discretion. For purposes hereof, the Increase Conditions are and shall mean the following:

(1) the Eligible Property has achieved a minimum Debt Service Coverage Ratio (as defined and determined pursuant to Section 2.1(e) below) of 1.0 to 1.0 for the three (3) full calendar months occurring prior to the request for the increase;

(2) the Eligible Property has an actual occupancy rate for rent paying tenants of at least 85% for at least the three full consecutive calendar months occurring prior to such request; and

(3) in addition to all other terms, covenants and conditions for adding an Eligible Property to the Collateral Pool being satisfied pursuant to this Agreement, as a condition for increasing the amount which can be advanced with respect to an Eligible Property pursuant to this Section 2(d), the following terms, covenants and conditions must be satisfied, to the sole determination and satisfaction of Lender, at or before the increase of the amount which may be advanced with respect to such Eligible Property:

(A)	Borrowers shall deliver a Collateral Pool Certificate reflecting the increase of the amount which may be advanced with respect to such Eligible Property;

(B)

an amendment to the Mortgage encumbering the Eligible Property which is part of the Collateral Pool and to which the increase pertains is entered into by the Borrower which owns such Eligible Property and is recorded in the public office where the Mortgage was recorded, which amendment shall add to the sums secured by the Mortgage the amount of the increase and shall otherwise contain and set forth such terms and conditions as required by Lender;

(C)

an endorsement to the Mortgagee’s policy of title insurance (or alternative acceptable to Lender in its sole discretion) issued with respect to the Mortgage encumbering the Eligible Property which is part of the Collateral Pool and to which the increase pertains is issued which increases the amount of the Mortgagee’s policy by the amount of the increase in the Loan proceeds allocated to such Eligible Property, dates such policy to the date of the recording of the amendment referred to in (B) above and sets forth that the insured instrument under such policy is the Mortgage as so amended by the amendment, all without any additional exceptions or objections to title being raised;

(D)

the Borrower and the Guarantor shall execute and deliver such other documents or instruments as Lender may reasonably require in order to evidence and/or secure such increase in the amount of the Loan allocated to such Eligible Property and confirm and evidence their liability with respect to the same, including, without limitation, any amendments or modifications of any or all of the Loan Documents, all in such form and content as Lender shall so require;

(E)

an amendment to the Collateral Mortgage (as hereinafter defined) encumbering the Eligible Property which is part of the Collateral Pool and to which the increase pertains is entered into by the Borrower which owns such Eligible Property and is recorded in the public office where the Collateral Mortgage was recorded, which amendment shall add to the sums secured by the existing Collateral Mortgage an amount that when added to the existing amount of the Collateral Amount, plus the total amount secured by the Mortgage, as amended pursuant to (B) above, shall be equal to 95% of the amount of the appraisal used in connection determining the Loan-to-Value Ratio in connection with Subsection 2.1(d) above;

(F)

Lender shall have received a current or updated appraisal, as required by Lender, prepared by a third-party appraiser acceptable to, and engaged directly by, Lender. The current or updated appraisal shall be satisfactory to Lender in all respects, as reviewed, adjusted and approved by Lender, but paid for by Borrower; and

(G)

Borrower shall pay any and all costs and/or expenses for or in connection with the making of such increase in the amount which may be advanced with respect to such Eligible Property and the recording of the amendment to the Mortgage and Collateral Mortgage, including without limitation, the costs and/or expenses in connection with any new or updated appraisal and any of the items listed above in (A) through and including (E) as well as the reasonable attorney’s fees and costs of Lender’s legal counsel.

(e) For purposes of Sections 2.1(c) and 2.1(d) and elsewhere in this Agreement, the following terms have the following meanings:

“Acquisition Costs” shall mean the sum of (i) the actual purchase price paid by the Borrower owning the Eligible Property for the acquisition of the Eligible Property (net of all credits) and (ii) all costs actually paid by such Borrower owning the Eligible Property which are (a) incurred solely in connection with the acquisition of the Eligible Property and (b) at the time of acquisition of the Eligible Property. In both cases described in (i) and (ii) aforesaid, the same shall first be verified and approved by Lender, in its sole discretion. In no event shall Acquisition Costs include any Operating Expenses (as hereinafter defined) incurred with respect to such Eligible Property. Notwithstanding any term herein to the contrary, all Taxes that are due and payable on the date of the acquisition of the Eligible Property (for the current year or prior years) and that are actually paid by Borrower in connection with such acquisition shall be deemed Acquisition Costs.

“Actual Operating Revenue” means, with respect to any period of time, all income, computed on an annualized basis in accordance with generally accepted accounting principles, collected from the ownership and operation of the Eligible Property from whatever source (other than any source affiliated with Borrower or any Guarantor), including without limitation Rents, utility charges, escalations, service fees or charges, license fees, parking fees, laundry and cable income and other required pass-throughs, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds from tenants, uncollectible accounts, sales of furniture, fixtures and equipment, interest income, Condemnation Awards, Insurance Proceeds (other than business interruption or other loss of income insurance), unforfeited security deposits, utility and other similar deposits, income from tenants not paying rent, income from tenants in bankruptcy, and non-recurring or extraordinary income, including lease termination payments. Actual Operating Revenue shall be net of rent concessions and credits. To the extent that the Eligible Property’s actual vacancy rate is less than the market vacancy rate of such Eligible Property based on the last appraisal for such Eligible Property approved by Lender, the Actual Operating Revenue shall be subject to Lender’s appropriate seasonal and other adjustments in Lender’s reasonable discretion and adjusted based on the market vacancy rate as determined by the Lender’s approved appraisal.”

“Assumed Interest Rate” means the annual yield payable on the last day of the applicable Calculation Period on the ten (10) year United States Treasury obligations in amounts approximating the Net Commitment Amount at the inception of the Calculation Period, plus two hundred seventy five basis points (275 bps), provided however, than the Assumed Interest Rate shall not be less than seven percent (7%) per annum.

“Calculation Period” means the three (3) month period ending on any Determination Date.

“Debt Service” means the payments of principal and interest that would have been payable under a hypothetical loan during the Calculation Period with respect to the Eligible Property, assuming (i) an initial loan balance equal to the Net Commitment Amount at the inception of the Calculation Period, (ii) an interest rate equal to the Assumed Interest Rate, and (iii) amortization of the aggregate principal indebtedness over a thirty (30) year amortization period.

“Debt Service Coverage Ratio” means, as of any Determination Date, for the applicable Calculation Period the ratio, as determined by Lender, of Net Operating Income to Debt Service.

“Determination Date” means any date as of which Lender makes a determination regarding Borrower’s satisfaction or failure to satisfy the Debt Service Coverage Ratio requirement as described herein.

“Loan-to- Acquisition Cost Ratio” means the total amount of all Advances with respect to a specific Eligible Property which is part of the Collateral Pool, divided by the aggregate of all Acquisition Costs.

“Loan-to-In Place Cost Ratio” means the total amount of all Advances with respect to a specific Eligible Property which is part of the Collateral Pool, divided by the aggregate of all (i) Acquisition Costs, (ii) all other verified costs of owning and operating the Eligible Property, including all costs of capital improvements and repairs, interest expense and Operating Deficits in connection with such Eligible Property), all as approved by Lender in the exercise of its sole discretion.

“Loan-to-Value Ratio” means the total amount of all Advances with respect to a specific Eligible Property which is part of the Collateral Pool, divided by the then current appraised “As-Is” value of the Eligible Property. The appraised “As-Is” value of the Eligible Property shall be based upon a current or updated appraisal as required by Lender prepared by a third-party appraiser acceptable to, and engaged directly by, Lender. The current or updated appraisal shall be satisfactory to Lender in all respects, as reviewed, adjusted and approved by Lender but paid for by Borrower.

“Net Commitment Amount” means, as of any date, the total obtained by adding (i) the amount of all Advances for and attributable to an Eligible Property and which are outstanding to (ii) the amount of the Available Funds allocated to such Eligible Property.

“Net Operating Income” means, with respect to any period of time, the amount obtained by subtracting actual Operating Expenses from Actual Operating Revenue as such amount may be adjusted by Lender in its reasonable discretion based on Lender’s underwriting standards, including adjustments for vacancy allowance and other concessions. As used herein, “vacancy allowance” means an allowance for reductions in potential income attributable to vacancies and nonpayment of rent.

“Operating Deficits” means the negative difference between the Actual Operating Revenue and the Operating Expenses.

“Operating Expenses” means, with respect to any period of time, the total of all expenses actually paid or payable, computed on an annualized basis in accordance with generally accepted accounting principles, of whatever kind relating to the ownership, operation, maintenance or management of the Property, including utilities, ordinary repairs and maintenance, insurance premiums, ground rents, if any, license fees, Taxes, advertising expenses, payroll and related taxes, management fees equal to the greater of 3% of Actual Operating Revenue or the management fees actually paid under any management agreement, operational equipment or other lease payments as approved by Lender, and capital reserve payments or deposits, but specifically excluding depreciation and amortization, income taxes, debt service on the Loan, any item of expense that would otherwise be covered by the provisions hereof but which is paid by any tenant under such tenant’s Lease or other agreement provided such reimbursement by tenant is not included in the calculation of Actual Operating Revenue. Operating Expenses shall be subject to appropriate seasonal and other adjustments in Lender’s reasonable discretion. Any expense which in accordance with accrual basis income tax accounting is depreciated or amortized over a period which exceeds one (1) year shall be treated as an expense, for the purposes of the foregoing calculations, ratably over the period of depreciation or amortization.

Section 2.2.	Conditions to Loan Advances and Adding an Eligible Property to the Collateral Pool.

(a) A Property shall be an “Eligible Property” and added to the Collateral Pool if all of the requirements of Subsections 2.2(b) and 2.2(c) are satisfied and such Property meets the following requirements, each as determined by Lender in its sole discretion. Borrower acknowledges and agrees that Lender shall have the right to reject any Property proposed by Borrower as an Eligible Property to be included in the Collateral Pool for any or no reason. Borrower acknowledges and agrees that no Property will be added to the Collateral Pool after December 23, 2016.

(i)

Such Property shall (A) be lawfully zoned, used and occupied as a residential multi-family rental property; (B) owned in fee by an entity which is wholly owned by Opportunity OP and which entity owns no other assets or is engaged in any other business other than the ownership and operation of such Property and (C) meet all of Lender’s underwriting and due diligence criteria in the exercise of Lender’s sole discretion, including, without limitation, those pertaining to environmental matters, market criteria, rental rates and physical condition. Borrower acknowledges and agrees that in order to be considered by Lender to be an Eligible Property and added to the Collateral Pool, Borrower shall submit to Lender a submission package including such information as Lender may require, from time to time, including, without limitation, a full description of the Property and a statement of actual and projected cash flow.

(ii)

All of the conditions set forth in Section 2.2(b) below as may pertain to the entity desiring to become a Borrower hereunder or to the Property which is being considered to be added to the Collateral Pool shall be satisfied as determined by Lender.

(iii)

All of the documents listed in Section 2.2(c) below shall be executed and delivered as they pertain to such new Borrower, Guarantor, all existing Borrowers and/or the Property and all of the other requirements and conditions to qualify such Property as an Eligible Property to be added to the Collateral Pool required under or pursuant to this Agreement shall be satisfied, as determined by Lender in the exercise of Lender’s sole discretion.

(b) On or prior to the date of adding an Eligible Property to the Collateral Pool, Borrower shall provide to Lender each of the following, in form and substance acceptable to the Lender for each Eligible Property which is being added to the Collateral Pool by the owner of the same who is being added as a Borrower pursuant to the terms of to this Agreement:

(i)

A policy of title insurance insuring the lien of the Mortgage as a first lien in the amount of the Available Funds for such Eligible Property, with such coverages and endorsements, and in such form and content, as Lender shall require and as may be available under law from a title insurance company as is acceptable to Lender.

(ii)	Four (4) copies of a current, certified Survey of each such Eligible Property, which shall be prepared in accordance with the Lender’s requirements therefor.

(iii)	An environmental assessment or report for each such Eligible Property, in form and substance satisfactory to the Lender and addressed to the Lender.

(iv)

A physical condition report for each such Eligible Property addressed to Lender and completed by a consultant acceptable to Lender and attesting to the structural integrity and useful lives of the components of the existing improvements.

(v)

Certificates of insurance indicating that all insurance required by Lender as set forth in Section 4.4 hereof, from time to time, and satisfactory as to coverage, limits, deductibles and companies, are in place.

(vi)

A copy of the Organizational Documents of the Borrower owning such Eligible Property, certified as true, correct and complete by an officer or authorized signatory of such Borrower, together with (A) a current certificate of good standing from the jurisdiction in which such Borrower is organized (and from the jurisdiction in which its Eligible Property is located, if different from the jurisdiction in which such Borrower is organized), and (B) resolutions and/or consents of those parties necessary to authorize the transaction contemplated hereby.

(vii)

The most current available financial statements of all Borrowers and Guarantor, signed and certified as true, correct and complete by either an officer or authorized signatory of the same, which are to be satisfactory to Lender in form and substance and a certificate, in form and substance satisfactory to Lender, from the Chief Financial Officer or Chief Executive Officer of Guarantor certifying to Guarantor’s compliance with the financial covenants set forth on Schedule 8.

(viii)

Information satisfactory to Lender that each such Eligible Property is in compliance with all applicable zoning regulations (including those that are legal non-conforming, subject to Lender’s approval in its sole discretion).

(ix)

A flood zone certification from a consultant acceptable to the Lender indicating that such Eligible Property is not located in a flood plain or any other flood-prone area as designated by any governmental agency; provided, however, that if any Eligible Property is so located and flood insurance is required by law, Borrower shall provide proof of flood insurance to the Lender.

(x)	Property tax information with respect to each Eligible Property satisfactory to Lender.

(xi)	A true, complete and correct rent roll for the Eligible Property and a true, correct and complete copy of the form of lease being used at the Eligible

Property, both of which must be acceptable to Lender in its sole discretion in form and content. Borrower acknowledges that without limiting any other term, covenant or condition for an Advance based on an Eligible Property being part of the Collateral Pool, the tenancy at such Eligible Property must be as set forth on the rent roll approved by Lender with all leases (unless otherwise specified on the approved rent roll) being in full force and effect, with the tenants listed thereon having accepted possession and paying full and all rent and all other sums due and payable under their leases as are set forth on the rent roll and for the term of the leases, as set forth on the rent roll.

(xii)	An appraisal with respect to each such Eligible Property in form and substance satisfactory to Lender.

(xiii)	Copy of the Swap Contract, if applicable.

(xiv)

All such other agreements, documents, instruments, certificates and/or exhibits which may be required, in the Lender’s judgment, including market data on the locale of the Eligible Property, to assure compliance with the requirements of this Agreement and to enable Lender to determine, in the exercise of its sole discretion, that such Eligible Property satisfies its underwriting requirements for residential rental multi-family properties, to be part of the Collateral Pool.

(c) On or prior to the date of closing and, as applicable, adding an Eligible Property to the Collateral Pool, the following documents shall be executed and delivered to Lender, in quantity, form and substance acceptable to the Lender and to its counsel, to evidence and secure the Loan:

(i)

This Agreement is executed by Opportunity OP at the closing of the Loan. In the case of a new entity which is to become a Borrower and thereby add an Eligible Property to the Collateral Pool, an amendment to this Agreement in form and content as required by Lender.

(ii)

The Note is executed by Opportunity OP at the closing of the Loan. In the case of a new entity which is to become a Borrower and thereby add an Eligible Property to the Collateral Pool, an allonge to the Note, in form and content as required by Lender and its counsel whereby such new entity shall join in the Note and this Agreement as a Borrower thereunder and hereunder.

(iii)

A Mortgage executed by each added Borrower that owns an Eligible Property added to the Collateral Pool, to secure the obligations of such Borrower under this Agreement, the Note and the other Loan Documents. The amount of each such Mortgage shall be in the amount of the Available Funds allocated to the Eligible Property owned by it and being added to the Collateral Pool.

(iv)

A security agreement (which may be incorporated within the Mortgage), which creates a first priority security interest in all equipment and in all of such Borrower’s intangible property relating to such Eligible Property, perfected by appropriate Uniform Commercial Code Financing Statements naming such Borrower, as debtor, and Lender, as Secured Party.

(v)	The Assignments of Leases and Rents from each Borrower executing a Mortgage.

(vi)

The Guaranty executed by Guarantor at the closing of the Loan. At such time as an additional Borrower is added and an Eligible Property is added to the Collateral Pool, Guarantor shall execute and deliver such consent, acknowledgement and confirmation of its liability with respect to the same and any and all Mortgages and other Loan Documents as Lender shall require.

(vii)	An Environmental Indemnity with respect to each Eligible Property executed by the Borrower owning such Eligible Property, Opportunity OP and Guarantor.

(viii)

A current written opinion from outside counsel of Borrower and the Guarantor in form and substance reasonably acceptable to the Lender, addressed to the Lender at the closing of the Loan and as each Eligible Property is added to the Collateral Pool.

(ix)	The Assignment from Opportunity OP in favor of Lender with respect to each Borrower as each Eligible Property is added to the Collateral Pool.

(x)

The Assignment and Subordination of Property Management Agreement with respect to each Management Agreement and the Eligible Property which is added to the Collateral Pool and a subordination agreement executed by Guarantor and Advisor with respect to the payment of fees and any other sums by Guarantor to Advisor pursuant to the Advisory Agreement with respect to any Eligible Property which is added to the Collateral Pool upon the occurrence and during the continuance of an Event of Default under this Agreement or any of the other Loan Documents.

(xi)

The Assignment of Contracts and the Contractor’s Consent and Certificate from any and all Contractors and the Architect’s Consent and Certificate from the Architect, to the extent there is any Construction of Improvements at such Eligible Property.

(xii)

A Mortgage, and Security Agreement, executed by the Borrower who owns the Eligible Property which is being added (the “Collateral Mortgage”), which shall be recorded as a second lien, junior only to the lien of the Mortgage described in 2.2(c)(iii) above and any encumbrances to title permitted by Lender in connection with the described in 2.2(c)(iii) above, and which Collateral Mortgage shall secure and be collateral for any and all Advances made to any or all of the other Borrowers. Title insurance shall not be required to be obtained with respect to such Collateral Mortgage. The Collateral Mortgage shall be in such form and on such terms and conditions as Lender shall so require. The amount specified in such Collateral Mortgage shall be an amount which when added to the amount of the Mortgage described in Section 2.2(c)(iii) above, shall not exceed 95% of the “as is” appraised value of the Eligible Property. The appraised value of the Property shall be based upon the appraisal delivered pursuant to Section 2.2(b)(xii), subject to any increase in the “as is” appraised value of the Eligible Property pursuant to an updated or new appraisal obtained in connection with an increase in such Eligible Property’s Available Funds pursuant to Section 2.1(d).

(xiii)	Such other Loan Documents or other documents as the Lender may, in the exercise of its reasonable judgment, require to evidence and secure the Loan.

The Lender may designate which of the Loan Documents are to be filed and/or placed of record, the order of filing and/or recording thereof, and the offices in which the same are to be filed and/or recorded. Borrower shall pay all filing, documentary, recording and/or registration taxes and/or fees, if any, due upon the Loan Documents, or any of them.

(d) Adding a Property to the Collateral Pool shall not constitute a waiver of any condition precedent to the agreement of Lender to make any Advance or any term, covenant or requirement with respect to the same.

(e) Advances shall be made only with respect to an Eligible Property which is added to the Collateral Pool and in any and all events, Lender shall be satisfied, in the exercise of its sole judgment and discretion with the Eligible Property. Notwithstanding anything to the contrary in this Agreement, Borrower acknowledges and agrees that whether an individual Eligible Property is added to the Collateral Pool and the amount of the Available Funds allocated to such Eligible Property are within Lender’s sole discretion.

(f) Lender shall not be required to make any Advance hereunder until all conditions and all other requirements set forth in this Agreement have been completed and fulfilled to satisfaction of Lender, at Borrower’s sole cost and expense. In no event shall Lender be obligated to make an Advance if an Event of Default has occurred and is continuing.

(g) No Advance shall constitute a waiver of any condition precedent to the agreement of Lender to make any future Advance. All conditions precedent to the obligation of Lender to make any Advance are imposed hereby solely for the benefit of Lender, and no other party may require satisfaction of any such condition precedent or shall be entitled to assume that Lender will make or refuse to make any Advance in the absence of strict compliance with such condition precedent. Lender, in its sole discretion, may waive any requirement of this Agreement for any Advance. Notwithstanding anything to the contrary contained herein, in the event that Lender has made an Advance and then determines that a condition precedent to such Advance required to be satisfied was, in fact, not satisfied, upon the request of Lender, Borrower agrees to cooperate with Lender and use good faith efforts to satisfy any such requirement to extent such requirement can then be satisfied, provided, however, under no circumstances shall Borrower be required to prepay such Advance nor shall such failure to satisfy such requirement constitute an Event of Default unless Borrower ceases to cooperate with Lender or ceases to use good faith efforts to satisfy such requirement.

(h) As a condition to the making of any Advance of proceeds of the Loan, Guarantor shall demonstrate to Lender’s satisfaction, in the exercise of Lender’s sole judgment, that Guarantor has, on a consolidated basis, a “Minimum Tangible Net Worth” (as such term is defined in Schedule 8 attached hereto) equal to at least Twenty Million and No/100 Dollars ($20,000,000.00).

Section 2.3	Automatic Deduction.

(a) Throughout the term of the Loan, Opportunity OP shall maintain a Checking Account in good standing with Lender, in addition to each Borrower that owns an Eligible Property which is part of the Collateral Pool who shall maintain a Checking Account with respect to its Eligible Property as such Eligible Property’s operating account. Each Borrower hereby grants to Lender a security interest in the Checking Account, and any other accounts and deposit accounts from which such Borrower may from time to time authorize Lender to debit payments due on the Loan, for the purpose of securing the Obligations.

(b) Borrower agrees that monthly payments on the Note will be deducted automatically on their due dates from the Checking Account. Lender is hereby authorized to apply the amounts so debited to Borrower’s obligations under the Loan. Notwithstanding the foregoing, Lender will not automatically deduct the principal payment at maturity from the Checking Account.

(c) Lender will debit the Checking Account on the dates the payments become due. If a due date does not fall on a Banking Day, Lender will debit the Checking Account on the first Banking Day following the due date.

(d) Borrower shall maintain sufficient funds in the Checking Account on the dates Lender enters debits authorized by this Agreement. If there are insufficient funds in the Checking Account on the date Lender enters any debit authorized by this Agreement, without limiting Lender’s other remedies in such an event, the debit will be reversed in whole or in part, in Lender’s sole and absolute discretion, and such amount not debited shall be deemed to be unpaid and shall be immediately due and payable in accordance with the terms of the Note.

Section 2.4	Liability of Lender.

Lender shall in no event be responsible or liable to any Person other than Borrower or Guarantor for the disbursement of or failure to disburse the Loan proceeds or any part thereof and no Person other than Borrower or Guarantor shall have any right or claim against Lender under this Agreement or the other Loan Documents.

Section 2.5	Loan Fees.

(a) Intentionally Omitted.

(b) Contemporaneous with an Eligible Property being added to the Collateral Pool, Lender shall be paid a fee applicable to such Eligible Property so added equal to 20 basis points times the amount of Available Funds allocated to such Eligible Property so added, but not including any amount attributable to an increase pursuant to Section 2.1(d) above.

(c) In the event that the average outstanding amount of the Loan is less than $25,000,000.00 for any period of ninety (90) consecutive days, Borrower shall pay Lender, within ten (10) days after the end of such ninety (90) day period, a fee equal to 25 basis points times the average unadvanced amount of the Loan during such ninety (90) day period (inclusive of any repayments).”

2.2 The introductory language before Section 3.1 is hereby deleted in its entirety and the following is substituted for and in its place:

“Each Borrower makes the following representations and warranties to Lender as of the date hereof, as of the date an Eligible Property is added to the Collateral Pool and as of the date of each Advance hereunder:”

2.3 The reference to “in connection with achieving Stabilization which has been approved by Lender,” is hereby deleted from Section 3.13 of the Loan Agreement.

2.4 The reference to “in connection with achieving Stabilization which has been approved by Lender,” is hereby deleted from Section 3.14 of the Loan Agreement.

2.5 Section 3.15 is hereby deleted in its entirety and the following is substituted for and in its place:

“Section 3.15. Draw Requests.

Each draw request or other request for an Advance hereunder and each receipt of the funds requested thereby shall constitute Borrower’s affirmation that Borrower’s representations and warranties set forth in this Agreement are true and correct as of the date of the draw request or other request for an Advance and, unless Lender is notified to the contrary prior to the disbursement of the Advance requested, will be so on the date of the disbursement.”

2.6 The reference to “including any construction in connection with achieving Stabilization,” is hereby deleted from the first sentence in Section 4.2 of the Loan Agreement.

2.7 The reference to “or delay in achieving Stabilization” is hereby deleted from last sentence in Section 4.3 of the Loan Agreement.

2.8 Section 4.8(a) is hereby deleted in its entirety and the following is substituted for and in its place:

“Financial Statements of each Borrower, and if a Borrower is a partnership, of each general partner of such Borrower: (A) for each fiscal year of such reporting party, as soon as reasonably practicable and in any event within one hundred twenty (120) days after the close of each fiscal year, and (B) for each fiscal quarter of such reporting party, as soon as reasonably practicable and in any event within sixty (60) days after the close of each fiscal quarter ending on March 31, June 30 and September 30 of each calendar year.”

2.9 Section 4.8(b) is hereby deleted in its entirety and the following is substituted for and in its place:

“Financial Statements of each Guarantor, (A) for each fiscal year of such reporting party, as soon as reasonably practicable and in any event within one hundred twenty (120) days after the close of each fiscal year and (B) for each fiscal quarter of such reporting party, as soon as reasonably practicable and in any event within sixty (60) days after the close of each fiscal quarter ending on March 31, June 30 and September 30 of each calendar year.”

2.10 Section 4.8(c) is hereby deleted in its entirety and the following is substituted for and in its place:

“A certificate from the Chief Financial Officer or Chief Executive Officer of Guarantor certifying to Guarantor’s compliance with the financial covenants set forth on Schedule 8 and applicable to Guarantor, which certificate, in form and substance satisfactory to Lender, shall be delivered to Lender (A) for each fiscal year of such reporting party, as soon as reasonably practicable and in any event within one hundred twenty (120) days after the close of each fiscal year and (B) within sixty (60) days after the close of each fiscal quarter ending on March 31, June 30 and September 30 of each calendar year.”

2.11 The following shall be added as subsection (g) to Section 4.8 of the Loan Agreement:

“(g) Borrower shall deliver to Lender within sixty (60) days after the close of each fiscal quarter, an executed and completed Collateral Pool Certificate, as set forth on Schedule 2.1 attached hereto, in form and substance satisfactory to Lender.”

2.12 The reference to “Section 2.1(d)(iv)” in the first sentence of Section 4.27 of the Loan Agreement is hereby deleted in its entirety and replaced with “Section 2.2(c)(xii).

2.13 The following shall be added to the Loan Agreement as Section 4.28:

“Section 4.28 Eligible Property Covenants.

(a) Each Eligible Property which is part of the Collateral Pool shall maintain a Debt Service Coverage Ratio of at least 1.25 to 1.0 measured on the first day after 36 full calendar months have elapsed from the date that the Eligible Property was admitted to the Collateral Pool and semi-annually thereafter so long as such Eligible Property remains a part of the Collateral Pool. Each applicable Borrower shall submit to Lender a certificate from the representative of the applicable Borrower certifying to each Eligible Property’s compliance with the covenants set forth in this Subsection 4.28(a), which certificate, shall attach evidence of calculations and be in form and substance satisfactory to Lender, and shall be delivered to Lender within thirty (30) days after June 30 and December 31 of each calendar year so long as such Eligible Property shall remain part of the Collateral Pool. In the event that such Debt Service Coverage Ratio is not satisfied, Borrower shall either (A) make a principal payment to Lender in an amount equal to the amount necessary to reduce the outstanding principal amount advanced against such Eligible Property such that the Debt Service Coverage Ratio for such Eligible Property set forth in this Subsection 4.28(a) is satisfied, (B) immediately repay to Lender, all proceeds of the Loan Amount advanced in connection with such Eligible Property where upon the same will be released from the Collateral Pool or (C) reallocate principal, in an amount equal to the amount necessary to reduce the outstanding principal amount advanced against such Eligible Property such that the Debt Service Coverage Ratio for such Eligible Property set forth in this Subsection 4.28(a) is satisfied, from such Eligible Property to another Eligible Property to the extent that there are Available Funds in connection with such proposed Eligible Property . In the event Borrower elects to make a principal payment described in (A) of this Section, thereafter (i) such reduced outstanding principal amount shall be the maximum amount of the Loan that is or maybe advanced with respect to such Eligible Property, (ii) there shall be no Available Funds with respect to such Eligible Property unless there is further principal reduction of the amount advanced with respect to such Eligible Property and (iii) in no event shall there be any increase in the Available Funds for such Eligible Property pursuant to Subsection 2.1(d) at any future date.

(b) In the event within the first three (3) years after the date that an Eligible Property is admitted to the Collateral Pool, Lender orders an appraisal and based on such appraisal Lender determines that the Loan-to-Value Ratio for such Eligible Property is more than 50%, if there has not been an increase in the Available Funds pursuant to Subsection 2.1(d), or 60%, if there has been an increase in the Available Funds pursuant to Subsection 2.1(d), Borrower shall make a principal payment to Lender in an amount necessary to reduce the outstanding principal amount allocated to such Eligible Property such that the Loan-to-Value Ratio as measured above is satisfied. Notwithstanding the foregoing, Borrower shall not be obligated to make a principal reduction payment to Lender under this Section 4.28(b) more than one time with respect to each Eligible Property within the first three (3) years after the date that such Eligible Property is admitted to the Collateral Pool.”

2.14 Section 6.8 is hereby deleted in its entirety, and the words “Intentionally Omitted” are substituted for and in its place.

2.15 The reference to “to achieve Stabilization” is hereby deleted from the first sentence of Subsection 7.1(d) of the Loan Agreement.

2.16 The reference to “, including any construction of improvements to achieve Stabilization,” is hereby deleted from Subsection 7.1(d)(i) of the Loan Agreement.

2.17 The reference to “, including any construction of improvements to achieve Stabilization,” is hereby deleted from Subsection 7.1(d)(ii) of the Loan Agreement.

2.18 The reference to “and/or such Eligible Property achieving Stabilization,” is hereby deleted from the definition of the term “Architect” as set forth on Schedule 1 of the Loan Agreement.

2.19 The reference to “Stabilization of” is hereby deleted from the definition of the term “Budget” as set forth on Schedule 1 of the Loan Agreement.

2.20 The reference to “Section 2.2(e)” is hereby deleted from the definition of the term “Eligible Property” as set forth on Schedule 1 of the Loan Agreement and replaced with “Section 2.2(a)”.

2.21 The following is added to Schedule 1 as the definition of “Available Funds”:

“Available Funds” means an amount of the Loan which is associated with a specific Eligible Property in the Collateral Pool, and being the undisbursed amount of the Loan available for an Advance with respect to such Eligible Property, computed by subtracting from the maximum amount of the Loan which may be advanced with respect to an Eligible Property in the Collateral Pool, the amount of all Advances for and with respect to such Eligible Property.

2.22 The definition of the term “Borrower” as set forth on Schedule 1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted for and in its place and stead:

“Borrower” means each of Opportunity OP, RRE Westhollow Holdings, LLC, a Delaware limited liability company, RRE Bristol Holdings, LLC, a Delaware limited liability company, and any other Person which is a limited liability company, all of whose membership interests are owned by Opportunity OP, owns an Eligible Property free and clear of any and all liens and encumbrances (other than Permitted Encumbrances) and which is added to the Collateral Pool and executes and delivers an allonge to the Note and This Agreement and the other documents required pursuant to this Agreement.

2.23 The definition of the term “Improvements” as set forth on Schedule 1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted for and in its place:

“Improvements” means all on-site improvements, including buildings, to any of the Land of an Eligible Property, together with all fixtures, improvements and appurtenances now or later to be located on the Land and/or in such buildings or on-site improvements. The definition of Improvements shall include any and all improvements, alterations, additions, repairs, and/or installations to be made to an Eligible Property, including those which are capital, structural and/or cosmetic in nature and shall also include appliances and other items to be installed by Borrower in any individual tenant apartments. Improvements shall not include any equipment, machinery or personal property not affixed to the Land, a building or an on-site improvement.”

2.24 The definition of the term “Loan Amount” as set forth on Schedule 1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted for and in its place:

“Loan Amount” means Fifty Million and No/100 Dollars ($50,000,000.00).”

2.25 The reference to “Section 2.1(d)(iv)” is hereby deleted from the definition of the term “Mortgage” as set forth on Schedule 1 of the Loan Agreement and replaced with “Section 2.2(c)(xii)”.

2.26 The definition of the term “Note” as set forth on Schedule 1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted for and in its place:

“”Note” means the Amended and Restated Promissory Note dated May 23, 2013, in an amount equal to the Loan Amount, made by Borrower to the order of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified, including any and all allonges to the same whereby a Person becomes an additional Borrower.”

2.27 The reference to “Stabilization of an Eligible Property, including, without limitation,” is hereby deleted from the definition of the term “Project Schedule” as set forth on Schedule 1 of the Loan Agreement.

2.28 The definition of the term “Stabilization” is hereby deleted from Schedule 1 of the Loan Agreement.

2.29 Schedule 3.4 of the Loan Agreement is hereby deleted in its entirety and the attached Exhibit A is substituted for and in its place.

2.30 The first paragraph of Section 1 of Schedule 8 of the Loan Agreement is hereby deleted in its entirety and the following is substituted for and in its place:

“At all times Guarantor shall maintain a Minimum Tangible Net Worth equal to the greater of (i) 200% of the outstanding principal amount of the Loan and (ii) $20,000,000.00, as determined by Lender.”

2.31 The first paragraph of Section 2 on Schedule 8 of the Loan Agreement is hereby deleted in its entirety and the following is substituted for and in its place:

“At all times Guarantor shall maintain Unencumbered Liquid Assets having an aggregate market value of not less Five Million and No/100 Dollars ($5,000,000.00).”

2.32 The Loan Agreement and each of the First Allonge Documents and the Second Allonge Documents are amended and modified such that in addition to any specific amendment or modification provided for in this Amendment, any reference therein to the amount of the Loan being $25,000,000 whether stated in numbers or words is hereby replaced with the sum of “$50,000,000.00” or “Fifty Million Dollars,” as the case may be.

3. Amendments to the Guaranty.

3.1 Any and all references to the sum of “Twenty Five Million and No/100 Dollars” and “$25,000,000” in the Guaranty, are hereby deleted and replaced with the sum of “Fifty Million and No/100 Dollars” and “$50,000,000” respectively.

3.2 Any and all references to the term “Note” in the Guaranty are modified such that the same shall mean and refer to the same as amended and restated pursuant to the Amended and Restated Note.

3.3 Any and all references to the term “Loan Agreement” in the Guaranty are modified such that the same shall mean and refer to the same as amended and /or modified pursuant to this Amendment.

3.4 Subsection 15(a)(i) of the Guaranty is hereby deleted in its entirety and replaced with the following:

“At all times Guarantor shall maintain a Minimum Tangible Net Worth equal to the greater of (1) 200% of the outstanding principal amount of the Loan and (ii) $20,000,000.00, as determined by Lender.”

3.5 Subsection 15(a)(ii) of the Guaranty is hereby deleted in its entirety and replaced with the following:

“Intentionally Omitted.”

3.6 Subsection 15(b)(i) of the Guaranty is hereby deleted in its entirety and replaced with the following:

““At all times Guarantor shall maintain Unencumbered Liquid Assets having an aggregate market value of not less Five Million and No/100 Dollars ($5,000,000.00).”

4. Amendment to Other Loan Documents.

4.1 The Loan Documents are modified such that any and all references therein to the terms “Loan Agreement” and/or or “Guaranty” shall mean and refer to the same as the same may have been previously modified and/or amended and amended and/or modified pursuant to this Amendment.

4.2 Any and all references to the term “Loan Documents” in the Guaranty are modified such that the same shall mean and refer to the same heretofore or hereby as amended and modified pursuant to this Amendment.

4.3 Any and all references to the sum of “Twenty Five Million and No/100 Dollars” and “$25,000,000” in the other Loan Documents, are hereby deleted and replaced with the sum of “Fifty Million and No/100 Dollars” and “$50,000,000” respectively.

5. Additional Agreements of Original Borrowers and Guarantor. Original Borrowers and Guarantor agree with Lender as follows:

5.1 Fees and Expenses. Borrowers shall pay or cause to be paid to Lender, to the extent not previously paid, all actual, out-of-pocket costs and expenses of the Lender accrued through the date hereof, including, without limitation, the reasonable fees of Lender’s respective counsel in connection with this Amendment.

5.2 Amendment Fee and Prior Loan Fees.

5.2.1 Original Borrowers shall pay to Lender with the execution and delivery of this Amendment, for the increase in the amount of the Loan and the other amendments and modifications set forth in this Amendment, a fee equal to $225,000.00.

5.2.2. Notwithstanding the deletion of Section 2.5(a) of the Original Loan Agreement pursuant to the amendment and restatement of Article II above, Original Borrowers acknowledge and agree that any and all fees heretofore paid for or in connection with, or pursuant to, the closing of the Loan and the addition of any Eligible Properties to the Collateral Pool pursuant to the Original Loan Agreement, the First Allonge, First Addition, Second Allonge and Second Addition are non-refundable and no amounts thereof shall be credited against any of the fees due pursuant to the terms of Section 2.5 of the amended and restated Article II at Section 2.2 of this Amendment. Lender acknowledges and agrees that no fees are due pursuant to Section 2.5(b) of the amended and restated Article II set forth above by any of Westhollow and Bristol for the prior addition of the Eligible Properties owned by each to the Collateral Pool, all such fees having been previously paid pursuant to the terms of the Original Loan Agreement, the First Addition and the Second Addition.

6. Legal Details; Counterparts. All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to Lender shall have received from the Original Borrowers and Guarantors an executed original of this Amendment; and Lender shall have received all such other counterpart originals or certified or other copies of such agreements, instruments, documents and proceedings in connection with such transactions, in form and substance satisfactory to Lender, including, without limitation, such modifications of the Mortgages as Lender shall require.

7. Representations and Warranties. To induce Lender, to enter into this Amendment, each of the Original Borrowers and Guarantor represent and warrant to Lender, as of the Effective Date, as follows:

7.1 The representations and warranties set forth in the Loan Agreement and made by each of the Original Borrowers are hereby made again on a current basis by each of the Original Borrowers.

7.2 The representations and warranties of Guarantor contained in the Guaranty, as modified hereby, are deemed to have been made again by Guarantor on and as of the date of execution of this Amendment.

7.3 As of the date hereof, no Event of Default (as such term is defined in the Loan Documents) or a Default exists.

7.4 This Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Original Borrowers and Guarantor, enforceable in accordance with its terms.

7.5 By execution of this Amendment, Original Borrowers and Guarantor, jointly and severally, acknowledge and confirm that none of them have any offsets, defenses or claims against Lender, or any of their respective subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors or assigns whether asserted or unasserted with respect to the Loan and/or the Loan Documents, as modified by this Amendment or the Amendment Documents. To the extent that they may have such offsets, defenses or claims, the Original Borrowers and Guarantor, for themselves and each of their respective successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs and executors, as applicable, jointly and severally, release and forever discharge Lender and its respective subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively the “Lender Affiliates”) of and from any and all manner of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity which any of them ever had, now have or which any of them has against Lender or any of Lender Affiliates which relate to the Loan and/or the Loan Documents, as amended by this Amendment.

8. CONFESSION OF JUDGMENT.

8.1 Original Borrowers acknowledge that the Loan Agreement contains a Confession of Judgment which Original Borrowers, hereby agree to in its entirety as set forth below:

EACH BORROWER DOES HEREBY AUTHORIZE AND EMPOWER THE PROTHONOTARY, CLERK OF COURT OR ANY ATTORNEY OF ANY COURT OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AFTER AN EVENT OF DEFAULT TO APPEAR FOR AND CONFESS JUDGMENT AGAINST SUCH BORROWER AND IN FAVOR OF LENDER, ITS SUCCESSORS OR ASSIGNS, AS OF ANY TERM, PAST, PRESENT OR FUTURE, WITH OR WITHOUT DECLARATION, FOR EACH AND ALL OF THE FOLLOWING:

(i) THE UNPAID PRINCIPAL SUM EVIDENCED BY THE NOTE WITH ALL OF THE ACCRUED AND UNPAID INTEREST THEREON, WHETHER BASIC INTEREST, DEFAULT INTEREST AT THE DEFAULT RATE, OR BOTH, AS HEREIN PROVIDED;

(ii) ALL OTHER SUMS AS ARE DUE AND PAYABLE TO LENDER UNDER THE TERMS OF THE NOTE OR UNDER THE TERMS OF ANY OF THE OTHER LOAN DOCUMENTS, WHETHER BY ACCELERATION OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ALL PREPAYMENT PREMIUMS PAYABLE UNDER THE NOTE;

(iii) THE AGGREGATE OF ALL SUMS EXPENDED BY LENDER AT ANY TIME AND FROM TIME TO TIME, WHETHER PERMITTED UNDER THE TERMS OF THE LOAN DOCUMENTS, PERMITTED BY LAW, OR PERMITTED BY STATUTE, (i) TO EXTINGUISH OR KEEP CURRENT, AS THE CASE MAY BE, ENCUMBRANCES AND LIENS ON THE PROPERTY, (ii) TO PRESERVE, PROTECT, DEFEND AND MAINTAIN ANY ELIGIBLE PROPERTY, INCLUDING WITHOUT LIMITATION, ALL SUMS ADVANCED OR

EXPENDED FOR THE ERECTION, CONSTRUCTION, ALTERATION OR REPAIR OF IMPROVEMENTS CONSTITUTING PART OF THE ELIGIBLE PROPERTY, TO PRESERVE, RESTORE AND MAINTAIN THE ELIGIBLE PROPERTY, TO PAY REAL ESTATE TAXES, TO PAY INSURANCE PREMIUMS OF ANY NATURE BENEFITTING OR RELATING TO THE PROPERTY, TO PAY CONDOMINIUM, CO-OPERATIVE, RECIPROCAL EASEMENT OBLIGATIONS, RESTRICTIVE COVENANT MAINTENANCE OBLIGATIONS, AND OTHER SIMILAR FEES AND CHARGES, AND TO PAY ANY OTHER LIENABLE EXPENSES CHARGEABLE AGAINST THE ELIGIBLE PROPERTY, (iii) TO PRESERVE, PROTECT, DEFEND AND MAINTAIN THE LIEN PRIORITY OF ANY MORTGAGE ON ANY ELIGIBLE PROPERTY, AND/OR (iv) DUE TO AN EVENT OF DEFAULT UNDER THE NOTE OR UNDER ANY OF THE OTHER LOAN DOCUMENTS; AND

(iv) THE COSTS OF SUIT AND REASONABLE ATTORNEY’S FEES IN AN AMOUNT NOT LESS THAN $25,000, WITH RELEASE OF ALL ERRORS AND ON WHICH JUDGMENT LENDER MAY ISSUE OR CAUSE TO BE ISSUED AN EXECUTION OR EXECUTIONS, WAIVING APPRAISEMENT AS TO ANY PROPERTY LEVIED UPON BY VIRTUE OF ANY SUCH EXECUTION, ANY RIGHT TO A HEARING BEFORE EXECUTION ON ANY SUCH JUDGMENT, AND ALL EXEMPTION FROM LEVY AND SALE OF ANY PROPERTY WHICH NOW OR HEREAFTER IS EXEMPT UNDER ANY ACT OF THE STATE WHEREIN THE JUDGMENT IS ENTERED. NO SINGLE EXERCISE OF THIS WARRANT AND POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THIS POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE STRICKEN, VACATED, REMOVED OR OTHERWISE HELD BY ANY COURT TO BE INVALID, VOIDABLE OR VOID, BUT THIS POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS LENDER SHALL ELECT UNTIL THE NOTE AND ALL SUMS DUE UNDER THE LOAN AGREEMENT SHALL BE PAID IN FULL, AND EACH BORROWER HAS PERFORMED ALL OF THE OTHER PROVISIONS UNDER THE LOAN AGREEMENT AND/OR UNDER THE TERMS OF THE OTHER LOAN DOCUMENTS. EACH BORROWER HEREBY AUTHORIZES LENDER TO RE-ASSESS DAMAGES FROM TIME TO TIME AND AS OFTEN AS LENDER DEEMS NECESSARY SO THAT ANY AND ALL JUDGMENTS CONFESSED UNDER THE LOAN AGREEMENT SHALL INCLUDE ALL SUMS LISTED UNDER SUBPARAGRAPHS (A) THROUGH (D) ABOVE AS THE SAME ARE INCURRED FROM TIME TO TIME, EVEN AFTER ENTRY OF JUDGMENT UNDER THIS WARRANT OF ATTORNEY.

8.2 Guarantor acknowledges that the Guaranty contains a Confession of Judgment which Guarantor, hereby agrees to in its entirety as set forth below:

UPON THE OCCURRENCE OF A DEFAULT OR AT ANY TIME THEREAFTER, GUARANTOR HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY DESIGNATED BY LENDER OR ANY CLERK OF ANY COURT OF RECORD TO APPEAR FOR GUARANTOR, OR ANY OF THEM, IN ANY COURT OF RECORD AND CONFESS JUDGMENT AGAINST GUARANTOR, OR ANY OF THEM, WITHOUT A PRIOR HEARING, IN FAVOR OF LENDER FOR, AND IN THE AMOUNTS OF, THE INDEBTEDNESS, ALL OTHER AMOUNTS PAYABLE BY GUARANTOR UNDER THE TERMS OF THE LOAN DOCUMENTS, COSTS OF SUIT, AND REASONABLE ATTORNEY’S FEES BUT NOT LESS THAN $25,000.00. IF A COPY OF THIS GUARANTY, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF LENDER, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL OF THIS GUARANTY. GUARANTOR HEREBY RELEASES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL ERRORS AND ALL RIGHTS OF EXEMPTION, APPEAL, STAY OF EXECUTION,

INQUISITION, AND OTHER RIGHTS TO WHICH GUARANTOR MAY OTHERWISE BE ENTITLED UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR OF ANY STATE OF POSSESSION OF THE UNITED STATES OF AMERICA NOW IN FORCE AND WHICH MAY HEREINAFTER BE ENACTED. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST GUARANTOR SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF OR BY ANY IMPERFECT EXERCISE THEREOF AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO. SUCH AUTHORITY MAY BE EXERCISED ON ONE OR MORE OCCASIONS OR FROM TIME TO TIME IN THE SAME OR DIFFERENT JURISDICTION AS OFTEN AS LENDER SHALL DEEM NECESSARY AND DESIRABLE, FOR ALL OF WHICH THIS GUARANTY SHALL BE SUFFICIENT WARRANT. NOTHING HEREIN, HOWEVER, SHALL BE DEEMED TO WAIVE GUARANTOR’S RIGHTS TO MOVE TO OPEN OR STRIKE ANY JUDGMENT OBTAINED HEREUNDER BY CONFESSION IN ACCORDANCE WITH, AND SUBJECT TO, LAW AND ALL RULES OF COURT.

9. General.

9.1 Except as expressly modified by the Amendment Documents, the Loan Documents are and remain in full force and effect.

9.2 Nothing contained herein will be construed as waiving any Default or Event of Default under the Loan Agreement or will affect or impair any right, power or remedy of Lender under or with respect to the Loan Documents, as amended.

9.3 All representations and warranties made by Original Borrowers herein will survive the execution and delivery of this Amendment.

9.4 This Amendment will be binding upon and inure to the benefit of the Original Borrowers and Lender and their respective successors and assigns.

9.5 Original Borrowers’ obligations hereunder are joint and several.

9.6 This Amendment will in all respects be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

9.7 This Amendment may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered, either personally or by facsimile transmission with confirmation of delivery, shall be an original, and all of such counterparts shall together constitute one and the same instrument. Any party that delivers its original counterpart signature to this Amendment by facsimile transmission hereby covenants to personally deliver its original counterpart signature promptly thereafter to Lender.

10. Collateral Mortgages from Westhollow and Bristol. Within thirty (30) days from the written request of Lender, Westhollow and/or Bristol shall each execute and deliver to Lender a Collateral Mortgage as described in Section 2.2(c)(xii) of Amended and Restated Article II at Section 2.2 of this Amendment and satisfy all of the terms, covenants and agreements set forth then with respect to the same; provided, however, that Lender shall not request a Collateral Mortgage secured by any Eligible Property that has been removed from the Collateral Pool.

[Remainder of Page Intentionally Left Blank]

[SIGNATURE PAGE 1 OF 2 LOAN DOCUMENT AMENDMENT]

ORIGINAL BORROWERS:

Resource Real Estate Opportunity OP, LP

	By:	Resource Real Estate Opportunity
REIT, Inc., its sole general partner

		By:	/s/ Alan F. Feldman	(SEAL)
		Name:	Alan F. Feldman
		Title:	Chief Executive Officer and Director

RRE Westhollow Holdings, LLC, a Delaware limited liability company

By:	Resource Real Estate Opportunity OP, LP,
its sole member

	By:	Resource Real Estate Opportunity REIT, Inc.,
its general partner

		By:	/s/ Alan F. Feldman	(SEAL)
		Name:	Alan F. Feldman
		Title:	Chief Executive Officer and Director

RRE Bristol Holdings, LLC, a Delaware liability company

By:	/s/ Authorized Signatory
Name:
Title:

GUARANTOR:

Resource Real Estate Opportunity REIT, Inc., a Maryland corporation

By:	/s/ Alan F. Feldman			(SEAL)
	Name:	Alan F. Feldman
	Title:	Chief Executive Officer and Director

[SIGNATURE PAGE 2 OF 2 LOAN DOCUMENT AMENDMENT]

LENDER:

BANK OF AMERICA, N.A., a national banking association

By:	/s/ Robert Epstein
	Name:	Robert Epstein
	Title:	Senior Vice President

Schedule 2.1

Collateral Pool Certificate

Attached on Following Page

EXHIBIT A

Schedule 3.4

[TO BE PROVIDED]